Exhibit 99.      Certification of filing by officers



I, Barry McDaniel, the Chief Executive Officer of Stratesec Incorporated, certify that (i) the form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and (ii) the information contained in the form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Stratesec Incorporated.

/s/  BARRY MCDANIEL
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Barry McDaniel
President and Chief Executive Officer



I, Richard Roomberg, the Chief Financial Officer of Stratesec Incorporated, certify that (i) the form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and (ii) the information contained in the form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Stratesec Incorporated.

/s/  RICHARD ROOMBERG
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Richard Roomberg
Executive Vice President and Chief Financial Officer